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CYTOKINETICS ANNOUNCES PRESENTATION OF NON-CLINICAL DATA RELATING TO CK-2017357
AT THE SOCIETY FOR VASCULAR MEDICINE’S 2010 ANNUAL MEETING

Results Support Initiation of Phase IIa Evidence of Effect Clinical Trial
Evaluating CK-2017357 in Patients with Claudication

South San Francisco, CA, April 28, 2010 – Cytokinetics, Incorporated (Nasdaq: CYTK) announced today that a poster summarizing non-clinical data regarding CK-2017357, a novel fast skeletal muscle troponin activator, was presented at the Society for Vascular Medicine’s 2010 Annual Meeting: 21st Annual Scientific Sessions, held April 28-May 2, 2010 at the InterContinental Cleveland Hotel in Cleveland, Ohio.

“We are pleased to have the opportunity to present these encouraging data regarding CK-2017357, at the Society of Vascular Medicine,” stated Fady Malik, MD, PhD, FACC, Cytokinetics’ Vice President of Biology and Therapeutics. “We believe that these preclinical data, in combination with our two recently completed Phase I clinical trials, support the therapeutic hypotheses for this novel drug candidate and the movement into a Phase IIa Evidence of Effect clinical trial in patients with claudication.”

Poster Presentation at the Society for Vascular Medicine’s 2010 Annual Meeting

The poster titled “The Fast Skeletal Troponin Activator, CK-2017357, Reduces Muscle Fatigue in an in situ Model of Vascular Insufficiency” was displayed today starting at 4:00 PM Eastern Time and the presenter, Lena Driscoll, of Cytokinetics, Inc., will present the poster on Thursday, April 29th from 5:30 PM – 6:45 PM Eastern Time. The objective of this study was to evaluate the effects of CK-2017357 on the time to fatigue in native skeletal muscle preparations in vitro, and in skeletal muscle in situ where blood supply and nervous input to the muscle is left intact. In addition, the time to fatigue in situ was examined after the blood supply was limited by occlusion of the femoral artery. The authors concluded that CK-2017357 increased the calcium-sensitivity of force production in skinned fast skeletal muscle, increased sub-maximal force developed in isolated fast skeletal muscle in vitro, and increased the time to overall fatigue after repetitive stimulation. Moreover, CK-2017357 increased the time to muscle fatigue in situ when blood supply was restricted by femoral artery ligation. The authors concluded that CK-2017357 ameliorated the increase in fatigability induced by vascular insufficiency in situ in a rodent model of claudication. These data are consistent with the mechanism of action of CK-2017357. These findings suggest that sensitization of the troponin complex to calcium, as mediated by CK-2017357, has the potential to ameliorate muscle dysfunction induced by peripheral vascular insufficiency, such as exists in claudication.

Development Status of CK-2017357

Cytokinetics recently announced the opening of a Phase IIa Evidence of Effect (EoE) clinical trial in amyotrophic lateral sclerosis (ALS), also known as Lou Gehrig’s disease, and its plan to initiate a Phase IIa EoE clinical trial in patients with claudication. The recently initiated Phase IIa EOE clinical trial is a double-blind, randomized, placebo-controlled, three-period crossover, pharmacokinetic and pharmacodynamic study of CK-2017357 in male and female patients with ALS. At least 36 and up to 72 patients may be enrolled in this trial. The primary objective of this trial is to evaluate the pharmacodynamic effects of CK-2017357 on measures of skeletal muscle function or fatigability in patients with ALS.  Accordingly, in this hypothesis-generating trial, multiple pharmacodynamic assessments will be made without specifying a single primary pharmacodynamic endpoint.  These assessments will include various measures of maximum voluntary muscle strength, development of fatigue at maximum and sub-maximum voluntary muscle contraction, and pulmonary function, measured at baseline, and at 3, 6 and 24 hours post-dosing after each of two single doses of CK-2017357 and placebo. The secondary objectives of this clinical trial are to evaluate the relationship between the plasma concentration of CK-2017357 and its pharmacodynamic effects, to evaluate the safety and tolerability of the two single doses of CK-2017357 administered orally to patients with ALS, and to evaluate the effects of CK-2017357 on patient- and investigator-determined global functional assessments.

Cytokinetics has previously announced data from two Phase I clinical trials evaluating CK-2017357. The first trial was a two-part, single-dose, Phase I clinical trial of CK-2017357. Part A of this trial was designed to assess the safety, tolerability and pharmacokinetic profile of increasing single doses of this drug candidate in healthy volunteers and to determine its maximum-tolerated dose and associated plasma concentrations. Single doses up to 2000 mg were administered without intolerable adverse events being observed. Part B of this trial was designed to assess the pharmacodynamic effects of CK-2017357 on skeletal muscle function after single oral doses of 250, 500 and 1000 mg, and to assess the relationship of the effects observed to the associated plasma concentrations of CK-2017357, also in healthy volunteers. In Part B, CK-2017357 produced concentration-dependent, statistically significant increases versus placebo in the force developed by the tibialis anterior, the muscle evaluated in Part B of this trial. CK-2017357 was well-tolerated and no serious adverse events were reported.

The second trial was a multiple-dose, Phase I clinical trial of CK-2017357 designed to investigate the safety, tolerability and pharmacokinetic profile of CK-2017357 after multiple oral doses to steady state in healthy male volunteers. The trial evaluated doses that produced plasma concentrations in the range associated with pharmacodynamic activity in Part B of the single-dose Phase I study. At steady state, both the maximum plasma concentration and the area under the CK-2017357 plasma concentration versus time curve from before dosing until 24 hours after dosing were generally dose-proportional. In general, systemic exposure to CK-2017357 in this trial was high and inter-subject variability was low. In addition, these multiple-dose regimens of CK-2017357 were well-tolerated, and no serious adverse events were reported.

CK-2017357 has been granted orphan-drug designation by the United States Food and Drug Administration for the potential treatment of ALS.

Background on Cytokinetics Skeletal Muscle Contractility Program

CK-2017357, a fast skeletal muscle troponin activator, is the lead drug candidate from the company’s skeletal muscle contractility program. CK-2017357 selectively activates the fast skeletal troponin complex by increasing its sensitivity to calcium, leading to an increase in skeletal muscle force. Skeletal muscle contractility is driven by the sarcomere, the fundamental unit of skeletal muscle contraction. It is a highly ordered cytoskeletal structure composed of skeletal muscle myosin, the cytoskeletal motor that is directly responsible for converting chemical energy into mechanical force, as well as actin, and a set of regulatory proteins, troponins and tropomyosin, which make the actin-myosin interaction dependent on changes in intracellular calcium levels. Cytokinetics’ skeletal muscle contractility program is focused to the discovery and development of small molecule skeletal sarcomere activators and leverages Cytokinetics’ expertise developed in its ongoing discovery and development of cardiac sarcomere activators, including the cardiac myosin activator omecamtiv mecarbil, now in clinical development as a potential treatment for heart failure. Skeletal sarcomere activators have demonstrated pharmacological activity in preclinical models that may lead to new therapeutic options for diseases associated with aging, muscle wasting and neuromuscular dysfunction. The clinical effects of muscle wasting, fatigue and loss of mobility can range from decreased quality of life to, in some instances, life-threatening complications. By directly improving skeletal muscle function, a small molecule activator of the skeletal sarcomere may potentially enhance physical performance and quality of life in aging patients.

About Cytokinetics

Cytokinetics is a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule therapeutics that modulate muscle function for the potential treatment of serious diseases and medical conditions. Cytokinetics’ lead drug candidate from its cardiac muscle contractility program, omecamtiv mecarbil (formerly CK-1827452), is in clinical development for the potential treatment of heart failure. Amgen Inc. holds an exclusive license worldwide (excluding Japan) to develop and commercialize omecamtiv mecarbil and related compounds, subject to Cytokinetics’ specified development and commercialization participation rights. Cytokinetics is independently developing CK-2017357, a skeletal muscle activator, as a potential treatment for diseases and conditions associated with aging, muscle wasting or neuromuscular dysfunction. CK-2017357 is currently the subject of a Phase IIa clinical trials program and has been granted orphan-drug designation by the United States Food and Drug Administration (FDA) for the potential treatment of amyotrophic lateral sclerosis. Cytokinetics is also conducting non-clinical development of compounds that inhibit smooth muscle contractility and which may be useful as potential treatments for diseases and conditions such as systemic hypertension or bronchoconstriction. In addition, prior Cytokinetics’ research generated three anti-cancer drug candidates that have progressed into clinical development: ispinesib, SB-743921 and GSK-923295. All of these drug candidates and potential drug candidates have arisen from Cytokinetics’ research activities and are directed towards the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and its partners’ research and development activities, including the initiation, conduct, design and results of clinical trials for CK-2017357, the significance and utility of results from clinical trials and preclinical studies for CK-2017357 and Cytokinetics’ other skeletal sarcomere activators, and the properties and potential benefits of CK-2017357 and Cytokinetics’ other drug candidates and potential drug candidates. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Amgen’s decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products; Cytokinetics may be unable to enter into future collaboration agreements for its drug candidates and programs on acceptable terms, if at all; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

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